As filed with the U.S. Securities and Exchange Commission on August 12, 2020.

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

On Track Innovations Ltd.

(Exact name of registrant as specified in its charter)

Israel	3674	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Hatnufa 5, Yokneam Industrial Zone
Box 372, Yokneam 2069200, Israel

(972) 4-6868-000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

The Corporation Trust Company

Corporation Trust Center 1209 Orange St.

Wilmington, New Castle County

Delaware, 19801

Tel: (302) 658-7581

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Howard E. Berkenblit, Esq. Zysman, Aharoni, Gayer and Sullivan & Worcester LLP One Post Office Square Boston MA 02109 Tel: (617) 338-2800	Shy Baranov, Adv. Zysman, Aharoni, Gayer & Co., Law Offices 41-45 Rothschild Bl., “Beit-Zion” Tel Aviv 65748, Israel Tel: (011) 972-3-795-5555

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Ordinary Shares, par value NIS 0.10 per share	12,500,000	$0.39	$4,875,000	$$632.78

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers such indeterminate number of additional shares of the registrant’s Ordinary Shares, NIS 0.10 par value per share, issued to prevent dilution resulting from share splits, share dividends or similar events.

(2)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the bid and asked prices of the registrant’s Ordinary Shares as reported on the OTCQX market on August 7, 2020, 2020.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED August 12, 2020

ON TRACK INNOVATIONS LTD.

12,500,000 Ordinary Shares

This prospectus relates to the offer and resale of up to an aggregate of 12,500,000 Ordinary Shares, par value NIS 0.10, or the Ordinary Shares, of On Track Innovations Ltd., or the Company, held by certain investors, or the Selling Shareholders and each a Selling Shareholder. Pursuant to a share purchase agreement, or the Purchase Agreement, dated December 23, 2019, by and between the Company and the Selling Shareholders, the Company issued the Ordinary Shares to the Selling Shareholders in a private placement pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended, or the Securities Act, and Rule 506(b) of Regulation D promulgated thereunder, or the Private Placement.

This prospectus also covers any additional Ordinary Shares that may become issuable upon any adjustment by reason of share splits, share dividends, or similar transactions.

The Selling Shareholders may sell the Ordinary Shares on any national securities exchange or quotation service on which the Ordinary Shares may be listed or quoted at the time of sale, in the over-the-counter market, in one or more transactions otherwise than on these exchanges or systems, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See the disclosure under the heading “Plan of Distribution” elsewhere in this prospectus for more information about how the Selling Shareholders may sell or otherwise dispose of their Ordinary Shares hereunder.

The Selling Shareholders may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the Selling Shareholders may sell their Ordinary Shares hereunder following the effective date of this registration statement.

We will not receive any proceeds from the sale of our Ordinary Shares by the Selling Shareholders in the offering described in this prospectus.

We have agreed to pay certain expenses in connection with the registration of resales of the Ordinary Shares described in this prospectus. The Selling Shareholders will pay all brokerage expenses, fees, discounts and selling commissions, if any, in connection with their resale of such Ordinary Shares.

Our Ordinary Shares are currently quoted on the OTCQX® market, or OTCQX, under the symbol OTIVF. On August 7, 2020, the closing bid price of our Ordinary Shares on the OTCQX was $0.41 per share.

Investing in our Ordinary Shares involves a high degree of risk. Before making any investment in our Ordinary Shares, you should read and carefully consider the risks described in this prospectus under “Risk Factors” beginning on page 3 of this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2020

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed on behalf of the Selling Shareholders with the Securities and Exchange Commission, or the Commission, to permit the Selling Shareholders to resell the Ordinary Shares described in this prospectus in one or more transactions. The Selling Shareholders and the plan of distribution of the Ordinary Shares being offered by them are described in this prospectus under the headings “Selling Shareholders” and “Plan of Distribution.” The registration statement includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before making your investment decision.

You should rely only on the information contained in this prospectus. Neither we nor the Selling Shareholders have authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Selling Shareholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this document, regardless of the time of delivery of this prospectus or the time of issuance or sale of any securities. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither we, nor the Selling Shareholders, are offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. Neither we, nor the Selling Shareholders, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities as to distribution of the prospectus outside of the United States.

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PROSPECTUS SUMMARY

We are a fintech pioneer and a leading developer of cutting-edge secure cashless payment solutions providing global enterprises with innovative technology for almost three decades. We operate in two main segments: (1) Retail and Mass Transit Ticketing; and (2) Petroleum. Our vision is to strengthen our global presence with innovative solutions and provide our customers with the best possible support in superior service and reliable advanced products. Our intellectual property portfolio includes registered patents and patent applications worldwide. Since our incorporation in 1990, we have built an international reputation for reliability and innovation, deploying many solutions for unattended retail, mass transit, banking, Internet of Payment Things and the petroleum management industries. We operate a global network of regional offices, distributors and partners to support various solutions deployed across the globe. We focus on our core business of providing innovative cashless payment solutions based, among other things, on our innovative contactless NFC technology.

We were incorporated under the laws of the State of Israel in 1990, under the name of De-Bug Innovations Ltd., with unlimited duration. Our name was changed to On Track Innovations Ltd. in 1991. We are registered with the Israeli Registrar of Companies, under registration number 52-004286-2 and our Ordinary Shares are quoted on the OTCQX, under the symbol OTIVF.

THE OFFERING

This prospectus relates to the resale by the Selling Shareholders identified in this prospectus of up to an aggregate of 12,500,000 Ordinary Shares that were issued to the Selling Shareholders in connection with the Purchase Agreement. All of the Ordinary Shares, when sold, will be sold by the Selling Shareholders. The Selling Shareholders may sell their Ordinary Shares from time to time at prevailing market prices. We will not receive any proceeds from the sale of the Ordinary Shares by the Selling Shareholders.

Ordinary Shares currently outstanding	53,824,377 Ordinary Shares.

Ordinary Shares offered by the Selling Shareholders	Up to 12,500,000 Ordinary Shares.

Use of proceeds	We will not receive any proceeds from the sale of the Ordinary Shares. All net proceeds from the sale of the Ordinary Shares covered by this prospectus will go to the Selling Shareholders. See the section of this prospectus titled “Use of Proceeds.”

Risk factors	Please carefully consider the “Risk Factors” section and other information in this prospectus and the documents incorporated by reference herein for a discussion of risks. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

OTCQX symbol:	“OTIVF.”

The number of the Ordinary Shares currently outstanding is as of August 7, 2020. This number excludes:

●	1,568,000 Ordinary Shares issuable upon the exercise of options to directors, employees and consultants under our equity incentive plan, outstanding as of such date, at a weighted average exercise price of $0.57, of which 485,657 were vested as of such date;

●	510,500 Ordinary Shares reserved for future issuance under the Company’s Amended and Restated 2001 Stock Option Plan, as amended to date; and

●	1,178,699 Ordinary Shares that were repurchased by the Company and are held as dormant shares.

RISK FACTORS

Investing in the Ordinary Shares involves risks. Please carefully consider the risk factors described in our periodic reports filed with the SEC, including those set forth under the caption “Item 1A. Risk Factors” in our most recently filed annual report on Form 10-K and in our most recently filed quarterly report on Form 10-Q, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. You should be able to bear a complete loss of your investment.

Risks Related to this Offering and the Ownership of the Ordinary Shares

Sales of a substantial number of the Ordinary Shares in the public market by our existing shareholders could cause our share price to fall.

Sales of a substantial number of the Ordinary Shares in the public market, or the perception that these sales might occur, could depress the market price of the Ordinary Shares and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of the Ordinary Shares.

Certain principal shareholders, including one of the Selling Shareholders, beneficially own an aggregate of approximately 28.4% of our Ordinary Shares. They will therefore be able to exert significant control over matters submitted to our shareholders for approval.

As of August 7, 2020, certain of our principal shareholders, including one of the Selling Shareholders, beneficially own an aggregate of approximately 28.4% of our Ordinary Shares. This significant concentration of share ownership may adversely affect the trading price for our Ordinary Shares because investors often perceive disadvantages in owning shares in companies with controlling shareholders. As a result, these shareholders could significantly influence or even unilaterally approve matters requiring approval by our shareholders, including the election of directors and the approval of mergers or other business combination transactions. The interests of these shareholders may not always coincide with our interests or the interests of other shareholders.

Future sales of our Ordinary Shares could reduce the market price of our Ordinary Shares.

Substantial sales of our Ordinary Shares may cause the market price of our Ordinary Shares to decline. Sales by us or our security holders of substantial amounts of our Ordinary Shares, or the perception that these sales may occur in the future, could cause a reduction in the market price of our Ordinary Shares.

The issuance of any additional Ordinary Shares, or any securities that are exercisable for or convertible into our Ordinary Shares, may have an adverse effect on the market price of our Ordinary Shares and will have a dilutive effect on our existing shareholders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made under “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” and elsewhere in this prospectus and the documents incorporated by reference herein, including in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” “intends” or “continue,” or the negative of these terms or other comparable terminology.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among others, those factors referred to in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, each of which is incorporated by reference herein.

These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” and other risk factors contained in the documents incorporated by reference herein. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Ordinary Shares by the Selling Shareholders.

We have agreed to bear the expenses (other than selling commissions or any legal expenses incurred by any Selling Shareholder) in connection with the registration of the Ordinary Shares being offered for resale hereunder by the Selling Shareholders. The Selling Shareholders will pay all brokerage expenses, fees, discounts and selling commissions, if any, in connection with their resale of such Ordinary Shares

See “Plan of Distribution” elsewhere in this prospectus for more information.

SELLING SHAREHOLDERS

The selling shareholders acquired the Ordinary Shares being registered for resale pursuant to this prospectus in the Private Placement, pursuant to the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, we have agreed to file this registration statement covering the resale of the Ordinary Shares sold in the offering. We are registering the Ordinary Shares in order to permit the Selling Shareholders to offer the Ordinary Shares for resale from time to time.

One of the Selling Shareholders, Mr. William C. Anderson III, is a director of the Company. Another Selling Shareholder, Mr. James Scott Medford, served as a director of the Company from January 2017 to July 2020. The third Selling Shareholder, Jerry L. Ivy, Jr. Descendants’ Trust, or Ivy, holds more than 25% of the Company’s voting rights and is a controlling shareholder of the Company. Other than the relationships described herein, to our knowledge, within the past three years none of the Selling Shareholders has held a position as an officer or a director of ours, nor has any Selling Shareholder had any material relationship of any kind with us or any of our affiliates.  All information with respect to share ownership has been furnished by the Selling Shareholders, unless otherwise noted.  The Ordinary Shares being offered are being registered to permit public secondary trading of such Ordinary Shares and each Selling Shareholder may offer all or part of the Ordinary Shares it owns for resale from time to time pursuant to this prospectus. None of the Selling Shareholders has any family relationships with our officers, other directors or other controlling shareholders.

Any Selling Shareholders who are affiliates of broker-dealers and any participating broker-dealers are deemed to be “underwriters” within the meaning of the Securities Act, and any commissions or discounts given to any such selling shareholders or broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. To our knowledge, none of the Selling Shareholders are affiliates of broker-dealers and there are no participating broker-dealers.

The term “Selling Shareholders” also includes any transferees, pledgees, donees, or other successors in interest to the Selling Shareholders named in the table below. Unless otherwise indicated, to our knowledge, each person named in the table below has sole voting and investment power (subject to applicable community property laws) with respect to the Ordinary Shares set forth opposite such person’s name. We will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to any named Selling Shareholders who are able to use this prospectus to resell the Ordinary Shares registered hereby.

The table below lists the Selling Shareholders and other information regarding the beneficial ownership of the Ordinary Shares held by the Selling Shareholders. The second column lists the number of Ordinary Shares beneficially owned by the Selling Shareholders, based on its ownership of Ordinary Shares, as of August 7, 2020.

The third column lists the Ordinary Shares being offered by this prospectus by the Selling Shareholders.

The fourth column assumes the sale of all of the Ordinary Shares offered by the Selling Shareholders pursuant to this prospectus. The Selling Shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

	Ordinary Shares Beneficially Owned Prior to Offering (1)		Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus		Ordinary Shares Owned Immediately After Sale of Maximum Number of Shares in this Offering	Percentage Beneficially Owned After Offering
Jerry L. Ivy, Jr. Descendants’Trust	15,288,680	(2)	10,000,000	(3)	5,288,680	9.8%
William C. Anderson	2,080,000	(4)	2,000,000	(3)	80,000	*
James Scott Medford	530,000	(5)	500,000	(3)	30,000	*
TOTAL	17,898,680		12,500,000		5,398,680	10.0%

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Ordinary Shares subject to options currently exercisable, or exercisable within 60 days of August 7, 2020 are counted as outstanding for computing the percentage of the selling shareholder holding such options or warrants but are not counted as outstanding for computing the percentage of any other selling shareholder.

(2)	Information is based solely on Schedule 13D/A filed by Mr. Jerry L. Ivy, Jr. with the SEC on July 21, 2020 and consists of 13,777,477 Ordinary Shares held by Mr. Ivy and 1,511,203 Ordinary Shares held by Ms. Sandra Hardardottir. Mr. Ivy’s address is 1003 Lake St. #301, Kirkland, WA 98033.

(3)	Consists of Ordinary Shares issued to each of the Selling Shareholders under the Purchase Agreement.

(4)	Includes 2,060,000 Ordinary Shares held by Mr. Anderson and includes options held by Mr. Anderson to purchase 20,000 Ordinary Shares currently exercisable or exercisable within 60 days of this table.

(5)	Includes 510,000 Ordinary Shares held by Mr. Medford and includes options held by Mr. Medford to purchase 20,000 Ordinary Shares currently exercisable or exercisable within 60 days of this table.

*	Less than 1%

Material Relationships with Selling Shareholders

In addition to the transactions described above, we have had the following material relationships with the Selling Shareholders in the last three years:

Mr. Anderson is a director of the Company. He was elected in 2014 as a director and was reelected in November 2017 to serve until the general meeting of shareholders that will take place three years following his reelection.

Mr. Medford was a director of the Company. He was appointed in January 2017 as a director and as Chairman of the Board of Directors and was reelected in November 2017 to serve until the general meeting of shareholders that will take place three years following his reelection. On July 13, 2020, Mr. Medford resigned from the Board of Directors.

In addition, under the terms of the Purchase Agreement and following the issuance of the Ordinary Shares thereunder, we appointed two representatives to our Board of Directors, designated by Ivy. Also, pursuant to the Purchase Agreement, Ivy has a right to purchase any future equity securities offered by us, except with respect to certain exempt issuances as set forth in the Purchase Agreement.

DESCRIPTION OF SECURITIES

Under the Amended and Restated Articles of Association, or the Articles, of the Company, the Company is authorized to issue up to one hundred million (100,000,000) Ordinary Shares. As of August 7, 2020, the Company had 53,824,377 outstanding Ordinary Shares, 1,178,699 Ordinary Shares that were repurchased by the Company and are held as dormant shares, and 1,568,000 options to purchase additional Ordinary Shares at a weighted average exercise price of $0.57 per share. The Ordinary Shares are quoted on the OTCQX under the symbol “OTIVF.”

The following is a summary of some of the terms of the Company’s Ordinary Shares, which is the Company’s only class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. This summary is not complete, and is subject to and qualified by the provisions of the Articles. The terms of the Ordinary Shares are also subject to and qualified by the applicable provisions of the Israeli Companies Law, 5759-1999, or the Companies Law. The ownership or voting of Ordinary Shares by non-residents of Israel is not restricted in any way by the Articles or the laws of the State of Israel, except that nationals of countries which are in a state of war with Israel might not be recognized as owners of Ordinary Shares.

Registered Share Capital

Increasing the authorized share capital of the Company, including Ordinary Shares, must be approved by the Company’s shareholders. Because the approval of an increase in the Company’s authorized share constitutes an amendment to the Memorandum of Association of the Company, the affirmative vote of 75% of the Company’s Ordinary Shares voting on the matter is required to approve such resolution.

Dividend and Liquidation Rights

The Company is permitted to declare a dividend to be paid to the holders of Ordinary Shares, but the Company has never declared a dividend and it does not anticipate any dividend declaration in the foreseeable future. Dividends may only be paid out of the Company’s profits (“the profit test”), provided that there is no reasonable concern that payment of a dividend will prevent the Company from satisfying its existing and foreseeable obligations as they become due (“the solvency test”). Profits, as defined in section 302(b) to the Companies Law, mean surplus balance or surplus accumulated during the last two years, whichever is higher. Alternatively, an Israeli court is entitled, at the Company’s request, to approve a dividend distribution, which does not meet the profit test, provided it is convinced that the solvency test is met. In the event of the Company’s liquidation, after satisfaction of liabilities to creditors, the Company’s assets will be distributed to the holders of Ordinary Shares in proportion to the nominal value of their holdings. This right may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future by the Company’s shareholders. Under the Companies Law, the declaration of a dividend does not require the approval of the shareholders of a company unless the company’s articles of association require otherwise. The Articles provide that the Company’s board of directors may declare and pay dividends without the approval of its shareholders.

Preemptive Rights

Under the Companies Law, shareholders in public companies do not have preemptive rights unless those rights are provided pursuant to a contract. This means that the Company’s shareholders do not have the legal right to purchase shares in a new issuance before they are offered to third parties. As a result, the Company’s shareholders could experience dilution of their ownership interest if the Company decides to raise additional funds by issuing more shares and these shares are purchased by third parties. Pursuant to the Purchase Agreement, Ivy has a right to purchase any future equity securities offered by the Company, except with respect to certain exempt issuances as set forth in the Purchase Agreement.

Voting, Shareholders’ Meetings and Resolutions

Holders of Ordinary Shares have, for each Ordinary Share held, one vote on all matters submitted to a vote of the Company’s shareholders. These voting rights may be affected by the grant of any special voting rights to the holders of a class of shares with preferential rights that may be authorized in the future by the Company’s shareholders. The quorum required for a general meeting of shareholders consists of at least two shareholders present, in person or by proxy, who hold or represent together at least one third of the Company’s issued and outstanding Ordinary Shares or, as long as the Company is quoted on OTCQX, such higher percentage as OTCQX may impose on quoted companies from time to time so long as such higher percentage is in effect. A meeting adjourned for lack of a quorum is generally adjourned to the same day in the following week at the same time and place. If a quorum is not present within half an hour following the time appointed for the reconvened meeting, any two shareholders then present, in person or by proxy, shall constitute a quorum.

Under the Companies Law, unless otherwise provided in the Articles or by applicable law, shareholders’ resolutions require the approval of holders of a simple majority of our ordinary shares voting, in person or by proxy on the matter.  A shareholders’ resolution to amend the Articles requires the approval of a simple majority of the Company’s shareholders present in person or by proxy.

Under the Companies Law, a shareholder has certain duties of good faith and fairness towards the Company.

Election of Directors

The Ordinary Shares do not have cumulative voting rights for the election of directors.  Rather, under the Articles the Company’s directors (other than external directors) are elected at a shareholders meeting by a simple majority of Ordinary Shares for a term of service ending upon the next general meeting following three years from their election.  External directors are elected by a simple majority of Ordinary Shares, which majority includes at least a majority of the shares held by non-controlling shareholders who do not have a personal interest in the matter (excluding a personal interest unrelated to the relationship with a controlling shareholder) voted at the meeting, or the total number of shares held by such non-controlling shareholders who do not have a personal interest voted against the election of the external director does not exceed two percent of the aggregate voting rights in the Company. As a result, the holders of Ordinary Shares that represent more than 50% of the voting power represented at a shareholder meeting have the power to elect any or all of the Company’s directors whose positions are being filled at that meeting, subject to the additional approval requirements for external directors.

Modification of Class Rights

The rights attached to any class, such as voting, liquidation and dividend rights, may be amended, following a decision by the Company’s board of directors, by adoption of a resolution by a simple majority of the shares of that class represented at a separate class meeting.

Transfer of Shares and Notices

Fully paid Ordinary Shares are issued in registered form and may be freely transferred under the Articles unless the transfer is restricted or prohibited by Israeli law, U.S. securities laws or the rules of a stock exchange on which the shares are traded.  Under the Companies Law and applicable regulations, unless otherwise provided in the Articles or by applicable law, shareholders of record are entitled to receive at least 35 or 21 days’ prior notice of meetings of shareholders, based on the matters that are on the agenda.

Anti-Takeover Provisions under Israeli Law

Tender Offer.  A person wishing to acquire shares of a publicly traded Israeli company and who would, as a result, hold over 90% of the company’s issued and outstanding share capital or voting rights is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company.  A person wishing to acquire shares of a public Israeli company and who could, as a result, hold over 90% of the issued and outstanding share capital or voting rights of a certain class of shares is required by the Companies Law to make a tender offer to all of the shareholders who hold shares of the relevant class for the purchase of all of the issued and outstanding shares of that class. If the shareholders who refuse to sell their shares hold less than 5% of the issued share capital and voting rights of the company or of the applicable class, all of the shares held by such shareholders that the acquirer offered to purchase will be transferred to the acquirer by operation of law (provided that a majority of the offerees that do not have a personal interest in such tender offer shall have approved it, which condition shall not apply if, following consummation of the tender offer, the acquirer would hold at least 98% of all of the company’s outstanding shares and voting rights (or shares and voting rights of the relevant class)).  However, the shareholders may, at any time within six months following the completion of the tender offer, petition the court to alter the consideration for the acquisition.  Even shareholders who indicated their acceptance of the tender offer may so petition the court, unless the acquirer stipulated that a shareholder that accepts the offer may not seek appraisal rights. If the dissenting shareholders hold more than 5% of the issued and outstanding share capital or voting rights of the company or the applicable class, the acquirer may not acquire additional shares or voting rights of the applicable class from shareholders who accepted the tender offer, if following such acquisition the acquirer would then own over 90% of the issued and outstanding share capital or voting rights of the company or the applicable class.

The Companies Law provides that an acquisition of shares of a public company must be made by means of a special tender offer if, as a result of the acquisition, the purchaser would become a holder of 25% or greater of the voting rights in the company.  This rule does not apply if there is already another holder of 25% or greater of the voting rights in the company.  As of the date hereof, Ivy holds more than 25% of the voting rights in the Company. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other holder of more than 45% of the voting rights in the company. The special tender offer must be extended to all shareholders, but the offeror is not required to purchase shares representing more than 5% of the voting power attached to the company’s outstanding shares, regardless of how many shares are tendered by shareholders.  The special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer.

Merger. The Companies Law permits merger transactions if approved by each party’s board of directors and the majority of each party’s shares voted on the proposed merger at a shareholders’ meeting called on at least 21 days’ prior notice. The Articles provide that merger transactions may be approved by a simple majority of the shares present, in person or by proxy, at a general meeting of the Company’s shareholders. Under the Companies Law, in determining whether the required majority has approved the merger, shares held by the other party to the merger, any person holding at least 25% of the outstanding voting shares or holding at least 25% of the means of appointing directors of the other party to the merger, or anyone acting on their behalf, including their relatives or companies controlled by them, are excluded from the vote. If a majority of shareholders of one of the parties do not approve the transaction because the votes of certain shareholders are excluded from the vote, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties to the merger. In addition, a merger may not be executed unless at least 30 days have passed from the approval of the companies’ shareholders and at least 50 days have passed from the time that the proposals for approval of the merger have been filed with the Israeli Registrar of Companies.

PLAN OF DISTRIBUTION

The Selling Shareholders of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any trading market, stock exchange or other trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities covered hereby, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

To our knowledge, the Selling Shareholders have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the Ordinary Shares covered by this prospectus.

The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the Selling Shareholders may be deemed to be an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Shareholder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Shareholder.

We agreed to keep this prospectus effective for so long as there are any Ordinary Shares issued pursuant to the Purchase Agreement that may not be freely transferred notwithstanding the provisions of Rule 144, with respect to such Ordinary Shares. The Ordinary Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale of the Ordinary Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Ordinary Shares covered hereby may not simultaneously engage in market making activities with respect to the Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Ordinary Shares by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed the Selling Shareholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Certain legal matters concerning this offering were passed upon for us by Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus will be passed upon for us by Zysman Aharoni Gayer & Co, Tel-Aviv, Israel.

EXPERTS

The financial statements as of December 31, 2019 and for the year ended December 31, 2019 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of Kesselman and Kesseman, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of On Track Innovations Ltd. as of December 31, 2018 and for each of the years in the two-year period ended December 31, 2018, have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed with the SEC under the Securities Act a registration statement on Form S-1 with respect to the Ordinary Shares offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement, portions of which are omitted as permitted by the rules and regulations of the SEC. Statements made in this prospectus regarding the contents of any contract or other document are summaries of the material terms of the contract or document. With respect to each contract or document filed as an exhibit to the registration statement, reference is made to the corresponding exhibit. For further information pertaining to us and the Ordinary Shares offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules thereto, copies of which may be obtained from the SEC’s Internet site at www.sec.gov. The internet address of the Company is www.otiglobal.com. Information contained on our website is not a part of, and is not incorporated into, this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus.

We incorporate by reference the following documents or information that we have filed with the SEC:

●	The Company’s Current Reports on Form 8-K filed with the SEC on January 27, 2020, April 16, 2020, April 22, 2020, May 7, 2020, July 17, 2020 and August 5, 2020;

●	The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2020, filed with the SEC on May 12, 2020 and the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2020, filed with the SEC on August 12, 2020;

●	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 24, 2020; and

●	The Company’s Definitive Proxy Statements on Schedule 14A, filed with the SEC on March 10, 2020 and July 9, 2020.

We also incorporate by reference into this prospectus additional documents we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC). Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at On Track Innovations Ltd., Hatnufa 5, Yokneam Industrial Zone, Yokneam, Israel, 2069200. Attention: Assaf Cohen, Chief Financial Officer, telephone number: +972-4-6868-000.

PART II — INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

SEC Registration Fee	$632.78
Accounting Fees and Expenses	$6,500.00
Legal Fees and Expenses	$25,000.00
Total	$32,132.78

All amounts are estimates other than the SEC’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the Selling Shareholders. The Selling Shareholders, however, will pay all brokerage expenses, fees, discounts and selling commissions, if any, in connection with their resale of the Ordinary Shares.

Item 14. Indemnification of Directors and Officers.

Indemnification

The Israeli Companies Law, 5759-1999, or the Companies Law, and the Israeli Securities Law, 5728-1968, or the Securities Law, provide that a company may indemnify an office holder against the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

●	a financial liability imposed on him or her in favor of another person by any judgment concerning an act performed in his or her capacity as an office holder, including a settlement or arbitrator’s award approved by a court;

●	reasonable litigation expenses, including attorneys’ fees, expended by the office holder (a) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (1) no indictment (as defined in the Companies Law) was filed against such office holder as a result of such investigation or proceeding; and (2) no financial liability as a substitute for the criminal proceeding (as defined in the Companies Law) was imposed upon him or her as a result of such investigation or proceeding, or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; or (b) in connection with a monetary sanction;

●	reasonable litigation expenses, including attorneys’ fees, expended by the office holder or imposed on him or her by a court,: (1) in proceedings that the company institutes, or that another person institutes on the company’s behalf, against him or her; (2) in a criminal proceedings of which he or she was acquitted; or (3) as a result of a conviction for a crime that does not require proof of criminal intent; and

●	expenses incurred by an office holder in connection with an Administrative Procedure under the Securities Law, including reasonable litigation expenses and reasonable attorneys’ fees. An “Administrative Procedure” is defined as a procedure pursuant to chapters H3 (Monetary Sanction by the Israeli Securities Authority), H4 (Administrative Enforcement Procedures of the Administrative Enforcement Committee) or I1 (Arrangement to prevent Procedures or Interruption of procedures subject to conditions) to the Securities Law.

The Companies Law also permits a company to undertake in advance to indemnify an office holder, provided that if such indemnification relates to financial liability imposed on him or her, as described above, then the undertaking should be limited and shall detail the following foreseen events and amount or criterion:

●	to events that in the opinion of the board of directors can be foreseen based on the company’s activities at the time that the undertaking to indemnify is made; and

●	in amount or criterion determined by the board of directors, at the time of the giving of such undertaking to indemnify, to be reasonable under the circumstances.

We have entered into indemnification agreements with all of our directors and executive officers.

Exculpation

Under the Companies Law, an Israeli company may not exculpate an office holder from liability for a breach of his or her duty of loyalty, but may exculpate in advance an office holder from his or her liability to the company, in whole or in part, for damages caused to the company as a result of a breach of his or her duty of care (other than in relation to distributions), but only if a provision authorizing such exculpation is included in its articles of association. Our amended and restated articles of association provide that subject to the provisions of the Companies Law and the Securities Law, we release, in advance, our office holders from liability to the Company for damage that arises from the breach of the office holder’s duty of care to the Company. Subject to the aforesaid limitations, under the indemnification agreements, we exempt our office holders, to the fullest extent permitted by law, from any liability, or any part of liability, for damages caused as a result of a breach of their duty of care to the Company.

Limitations

The Companies Law provides that the Company may not exculpate or indemnify an office holder nor enter into an insurance contract that would provide coverage for any liability incurred as a result of any of the following: (1) a breach by the office holder of his or her duty of loyalty unless (in the case of indemnity or insurance only, but not exculpation) the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice us; (2) a breach by the office holder of his or her duty of care if the breach was carried out intentionally or recklessly (as opposed to merely negligently); (3) any act or omission committed with the intent to derive an illegal personal benefit; or (4) any fine, monetary sanction, penalty or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to certain office holders or under certain circumstances, also by the shareholders.

Our amended and restated articles of association permit us, subject to the provisions of the Companies Law and the Securities Law, to exculpate (subject to the aforesaid limitation), indemnify and insure our office holders to the fullest extent permitted or to be permitted by law. We have obtained directors’ and officers’ liability insurance for the benefit of our office holders and intend to continue to maintain such coverage and pay all premiums thereunder to the fullest extent permitted by the Companies Law and the Securities Law. In addition, we have entered into agreements with each of our office holders undertaking to indemnify them to the fullest extent permitted by Israeli law, including with respect to liabilities resulting from the offering of securities under this registration statement to the extent that these liabilities are not covered by insurance.

Item 15. Recent Sales of Unregistered Securities.

During the last three completed fiscal years and to date in the current fiscal year, we sold the following unregistered securities:

On December 23, 2019, the Company entered into a share purchase agreement, or the Purchase Agreement, with Jerry L. Ivy, Jr. Descendants’ Trust, or Ivy, and certain other investors, or collectively, the Selling Shareholders, relating to a private placement, or the Private Placement, of an aggregate of up to 12,500,000 Ordinary Shares of the Company, NIS 0.1 par value per share, or the Ordinary Shares, at a purchase price of $0.20 per share, for aggregate gross proceeds to the Company of up to $2,500,000. The initial closing of the Private Placement took place shortly thereafter, or the Initial Closing. At the Initial Closing, the Company issued and sold to the Selling Shareholders an aggregate of 6,500,000 Ordinary Shares for aggregate gross proceeds to the Company of $1,300,000.

On April 16, 2020, following the approval by the Company’s shareholders of certain proposals that were required for the consummation of the subsequent closing under the Purchase Agreement, the Company issued and sold to the Selling Shareholders an aggregate of 6,000,000 Ordinary Shares for aggregate gross proceeds to the Company of $1,200,000.

In February 2019, the Company issued to MZHCI LLC 30,000 Ordinary Shares of the Company for fully performed services provided to the Company.

Except as stated above, no underwriters were involved in the foregoing sales of securities. The issuances of the securities described above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act.

Item 16. Exhibits.

Exhibits and Financial Statement Schedules.

3.1	Amended and Restated Articles of Association, as amended on April 14, 2020 (incorporated by reference to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on May 12, 2020).

3.2	Memorandum of Association, as amended and restated after the April 14, 2020 amendment (incorporated by reference to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on May 12, 2020).

5.1*	Opinion of Zysman Aharoni Gayer & Co, Israeli counsel to On Track Innovations Ltd.

10.1	Amended and Restated On Track Innovations Ltd. 2001 Share Option Plan (incorporated by reference to the Company’s proxy statement on Schedule 14A filed with the SEC on October 16, 2017).

10.2	Form of Indemnification Agreement between the Company and its directors and officers (incorporated by reference to Appendix B to the Company’s proxy statement on Schedule 14A filed with the SEC on March 10, 2020).

10.3	Asset Purchase Agreement, dated August 14, 2013, by and between the Company and SuperCom Ltd. (incorporated by reference to the Company’s Annual Report on Form 10-K, filed with the SEC on March 31, 2014).

10.4	Personal Employment Agreement, dated November 5, 2019, by and between the Company and Yehuda Holtzman (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on November 6, 2019).

10.5	Personal and Special Employment Agreement dated February 27, 2018, by and between the Company and Assaf Cohen (incorporated by reference to the Company’s Annual Report on Form 10-K, filed with the SEC on March 29, 2017).

10.6	Amendment to Personal Employment Agreement, dated September 30, 2019, by and between the Company and Assaf Cohen (incorporated by reference to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 13, 2019).

10.7	Amended and Restated Executive Compensation Policy (incorporated by reference to the Company’s proxy statement on Schedule 14A filed with the SEC on August 23, 2019).

10.8	Share Purchase Agreement dated December 23, 2019 by and among the Company, Jerry L. Ivy, Jr. Descendants’ Trust and certain other investors (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on December 26, 2019).

10.9	Transition and Amendment to Employment Agreement, dated June 11, 2019, by and between the Company and Shlomi Cohen (incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on June 12, 2019).

10.10	Addendum to Loan Agreement, dated May 11, 2020, by and between ASEC S.A. (Spolka Akcyjna), a wholly-owned Polish subsidiary of the Company, and PKO Bank Polski, a Polish bank. (translated from Polish) (incorporated by reference to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on May 12, 2020).

21.1	List of Subsidiaries of the Company (incorporated by reference to the Company’s Annual Report on Form 10-K, filed with the SEC on March 25, 2019).

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Independent Registered Public Accounting Firm.

23.3	Consent of Zysman Aharoni Gayer & Co, (included in Exhibit 5.1).

*	Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yokneam, State of Israel, on August 12, 2020.

ON TRACK INNOVATIONS LTD.

By:	/s/ Yehuda Holtzman
Yehuda Holtzman
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

The undersigned officers and directors of On Track Innovations Ltd. hereby constitute and appoint Yehuda Holtzman and Assaf Cohen with full power of substitution, each of them singly our true and lawful attorneys-in-fact and agents to take any actions to enable the Company to comply with the Securities Act, and any rules, regulations and requirements of the SEC, in connection with this registration statement on Form S-1, including the power and authority to sign for us in our names in the capacities indicated below any and all further amendments to this registration statement and any other registration statement filed pursuant to the provisions of Rule 462 under the Securities Act.

Pursuant to this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yehuda Holtzman	Chief Executive Officer (principal executive officer)	August 12, 2020
Yehuda Holtzman

/s/ Assaf Cohen	Chief Financial Officer (principal financial	August 12, 2020
Assaf Cohen	officer and principal accounting officer)

/s/ Sandra Bjork Hardardottir	Chairwoman of the Board of Directors	August 12, 2020
Sandra Bjork Hardardottir

/s/ William C. Anderson	Director	August 12, 2020
William C. Anderson

/s/ Leonid Berkovich	Director	August 12, 2020
Leonid Berkovich

	Director	August 12, 2020
Donna Seidenberg Marks

/s/ Michael Shanahan	Director	August 12, 2020
Michael Shanahan